Exhibit 21.1

(5-31-2021)

Company Name	Place of Incorporation
Agpro (N.Z.) Limited	New Zealand
Ali Industries, LLC	Ohio (USA)
API S.p.A. w/ Branches	Italy
Arnette Polymers, LLC (80% JV)	Massachusetts (USA)
Bondex International, Inc.	Delaware (USA)
Carboline Company	Delaware (USA)
Carboline Norge AS	Norway
DAP Brands Company	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems Inc. w/Branches	Rhode Island (USA)
Euclid Admixture Canada Inc.	Canada
Fibergrate CSI Inc - Fibergrate - Sales	Delaware (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Europe Limited	England & Wales
Flowcrete Group Limited	England & Wales
GJP Holdings Limited	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat New Zealand Limited	New Zealand
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Legend Brands, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Morrells Woodfinishes Limited	England & Wales
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
Nudura Inc.	Canada
NUDURA Systems, Inc.	Canada
Profile Food Ingredients, LLC	Illinois (USA)
Radiant Color N.V.	Belgium
RPM Canada Investment Company ULC	Canada
RPM Canada Ventures ULC	Canada
RPM Canada, a General Partnership	Canada
RPM CH, G.P.	Delaware (USA)
RPM Consumer Group, Inc.	Delaware (USA)
RPM Europe Finance Designated Activity Company	Ireland

Company Name	Place of Incorporation
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Lux Enterprises S.ar.l.	Luxembourg
RPM Lux Holdco S.ar.l.	Luxembourg
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Ventures Netherlands B.V.	Netherlands
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW UK Limited	England & Wales
Rust-Oleum Australia & New Zealand Pty. Ltd.	Australia
Rust-Oleum Brands Company	Delaware (USA)
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum International, LLC	Delaware (USA)
Schul International	New Hampshire (USA)
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
StonCor Africa (Proprietary) Ltd.	South Africa
StonCor Deutschland GmbH	Germany
StonCor Group Inc. w/Branches	Delaware (USA)
TCI, Inc.	Georgia (USA)
Tevco Enterprises, Inc.	New Jersey (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Construction Products Group, Inc.	Delaware (USA)
Tremco CPG Dis, Ticaret A.S.	Turkey
Tremco CPG France SAS	France
Tremco CPG Germany GmbH	Germany
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG UK Limited	England & Wales
Tremco illbruck Group GmbH	Germany
Tremco Incorporated	Ohio (USA)
United Construction Products. Inc (Bison)	Colorado
Universal Sealants (U.K.) Limited	England & Wales
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)
Zinsser Brands Company	Delaware (USA)
Zinsser Holdings, LLC	Delaware (USA)